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                                                                    EXHIBIT 21

                       TRIBUNE/SWAB-FOX COMPANIES, INC.
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SUBSIDIARIES                 PERCENT OWNED     JURISDICTION OF INCORPORATION
-------------                -------------     -----------------------------
Atwood Convention              77.6%  (1)      Missouri - convention publications
 Publishing, Inc.
BMT Communications, Inc.       77.6%  (1)      Oklahoma - trade publications
 (formerly
  BMT Publications, Inc.)
Consul Properties, Inc.         100%           Oklahoma - real estate
Convention News Source, Inc.   77.6%  (2)      Missouri - inactive
County Line Investment          100%           Oklahoma - real estate
 Company
DacNet, Inc.                    100%  (4)      Oklahoma - inactive
Expo Magazine, Inc.            77.6%  (3)      Kansas - trade publication
Galaxy Design & Printing,       100%  (5)      Maryland - commercial printing
 Inc.
Galaxy Registration, Inc.       100%  (1)      Maryland - convention registration
M-R Creative, Inc.*            77.6%  (6)      New York - inactive
T/SF New York, Inc.*           77.6%  (3)      New York - inactive
 (formerly
  Marks-Roiland
   Communications, Inc.)
National Employment            77.6%  (4)      Oklahoma - employment screening
 Screening Services, Inc.
New York Community             77.6%  (3)      New York - inactive
 Newspapers, Inc.
Shopper's Guide, Inc.**        77.6%  (3)      New Jersey - shopper-newspapers
South Jersey Shopper, Inc.     77.6%  (7)      New Jersey - inactive
Swab-Fox Properties, Inc.       100%           Oklahoma - real estate
TSF Capital Corp.               100%           Oklahoma - venture capital
T/SF Communications            77.6%           Delaware - publishing and information
 Corporation
TSF Communications Services,   77.6%  (4)      Oklahoma - information service
 Inc.
  (formerly TSF Information
   Services Corp.).
T/SF Investment Co.            77.6%  (3)      Delaware - investment holding company
TSF Pacific, Inc.               100%           Oklahoma - inactive
Transportation Information     77.6%  (1)      Oklahoma-motor vehicle reports and
 Services, Inc.                                 truck driver employment information

Tulsa Tribune Company          77.6%  (1)      Delaware - newspaper publication
                                                until October 1, 1992
Wagco Land Development, Inc.    100%           Oklahoma - real estate
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(1)  Interests shown are owned by T/SF Investment Co.
(2)  Convention News Source, Inc., is owned by Atwood Convention Publishing,
     Inc.
(3)  Interests shown are owned by T/SF Communications Corporation.
(4)  Interests shown are owned by Transportation Information Services, Inc.
(5)  Galaxy Design & Printing, Inc. is owned by Galaxy Rgistration, Inc.
(6)  M-R Creative, Inc., is owned by T/SF New York, Inc.
(7)  South Jersey Shopper, Inc., is owned by Shopper's Guide, Inc.

*    Sold assets effective November 1, 1993.
**   Sold assets effective April 30, 1994.